EXHIBIT 10.3

SUBORDINATED NOTE

$2,000,000	December 29, 2023

For value received, the undersigned, iCoreConnect, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay on or before December 29, 2024, to PIGI Solutions, LLC, a Delaware limited liability company (the “Lender”) by wire transfer as directed at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal amount of $2,000,000, together with interest on the outstanding principal balance at the rate of fifteen percent (15%) percent per annum, compounded monthly. Interest calculations shall be based on a 360-day year.

Principal and interest shall be due and payable beginning on January 22, 2024, and continuing on the twenty-second day of each succeeding month according to the amortization schedule attached hereto as Schedule A until the Note has been paid in full. Principal and the final installment of interest shall be due and payable on December 22, 2024 (the “Maturity Date”), in the amount necessary to repay in full the unpaid principal and interest. All payments received will first be applied to unpaid interest with the remainder being applied towards principal reduction. Payment shall be made by wire transfer of immediately available funds to the Lender’s account at a bank specified by the Lender in writing to the Borrower.

Borrower shall have the right, at any time and from time to time, to prepay, without premium or penalty, all or any part of the indebtedness outstanding under this Subordinated Note.

This Subordinated Note shall become immediately due and payable at the option of the holder hereof without presentment or demand or any notice to Borrower or any other person obligated hereon, upon default in the payment of any of the principal hereof or any interest thereon when due, or in the payment under any other agreement between Borrower and Subordinated Lender, or if any event occurs or condition exists which authorizes the acceleration of the maturity hereof under any security agreement, mortgage, deed of trust or other agreement made by Borrower in favor of Subordinated Lender. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest at a rate of twenty percent (20%) percent per annum, compounded monthly, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment).

This Subordinated Note is secured, among other things, pursuant to the Subordinated Security Agreement of even date herewith, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

This Subordinated Note is the Subordinated Note referred to in the Subordinated Loan Agreement of even date herewith, by and between the Borrower and the Subordinated Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”), is entitled to the benefits thereof and is subject to prepayment in whole or in part as provided therein. This Subordinated Note is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Subordinated Loan Agreement, all amounts then remaining unpaid on this Subordinated Note shall become, or may be declared to be, immediately due and payable all as provided in the Subordinated Loan Agreement without notice or demand.

Borrower hereby agrees to pay all costs of collection, or in the enforcement of the Subordinated Lender’s rights under any instrument securing the payment of the indebtedness evidenced hereby, including attorneys’ fees and legal expenses in the event this Subordinated Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

Time is of the essence of this Subordinated Note.

The word “holder” as used in this Subordinated Note, shall mean the payee or endorsee of the Subordinated Note who is in possession of it or the bearer if this Subordinated Note is at the time payable to bearer.

If any provision of this Subordinated Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Subordinated Note, and the other provisions of this Subordinated Note shall remain in full force and effect, and shall be construed in favor of holder. Subject to the foregoing provisions of this paragraph, it is the express intention of Borrower and holder to conform strictly to any applicable usury laws. Accordingly, all agreements between Borrower and holder, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Subordinated Note or otherwise, shall the amount paid or agreed to be paid to Subordinated Lender or the holder of this Subordinated Note for the use, forbearance or detention of the money loaned pursuant hereto or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document executed in connection herewith, exceed the maximum amount permissible under applicable law. If, from any circumstance or contingency whatsoever, fulfillment of any provision hereof or of any other document executed in connection herewith, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance or contingency holder shall ever receive as interest or otherwise an amount which would exceed the maximum rate of interest permitted by applicable law, the amount of such excess shall be applied to a reduction of the indebtedness evidenced by this Subordinated Note, and not to the payment of interest, and if such excessive interest exceeds such indebtedness, the amount of such excessive interest shall be refunded to Borrower.

THE BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY THE UNDERSIGNED MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR EQUITY, IN CONNECTION WITH THIS SUBORDINATED NOTE. THE BORROWER AND LENDER HEREBY KNOWINGLY AND VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS SUBORDINATED NOTE. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO LENDER'S LENDING RELATIONSHIP WITH THE BORROWER BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Subordinated Note shall be deemed to be under seal. The Borrower hereby submits to the jurisdiction of the laws of the Commonwealth of Massachusetts for all purposes with respect to the Note and any collateral given to secure its obligations to the Lender.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

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EXECUTED under seal as of the date first above written.

iCORECONNECT, INC.

By:
Name:	Robert McDermott
Title:	President and Chief Executive Officer

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Schedule A

Amortization Schedule

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